                                                                      Exhibit 11


                                   CORE, INC.

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

                                                         FOR THREE MONTHS ENDED             FOR NINE MONTHS ENDED
                                                             SEPTEMBER 30,                      SEPTEMBER 30,
                                                    -----------------------------------------------------------------
                                                         1996             1997             1996             1997
                                                    -----------------------------------------------------------------
PRIMARY:
Average shares outstanding                            6,072,000        7,265,000          6,072,000       7,231,000
Shares issuable on assumed exercise of
 dilutive options and warrants - based on
 treasury stock method using average market
 price                                                                   705,000                            624,000
                                                    ---------------------------------------------------------------
              Totals                                  6,072,000        7,970,000         6,072,000        7,855,000
                                                    ===============================================================
Net income (loss)                                   $(1,257,138)      $1,108,405         $(220,346)      $1,931,815
                                                    ===============================================================
Net income (loss) per common share                       $(0.21)           $0.14            $(0.04)           $0.25
                                                    ===============================================================
                                                         FOR THREE MONTHS ENDED             FOR NINE MONTHS ENDED
                                                             SEPTEMBER 30,                      SEPTEMBER 30,
                                                    -----------------------------------------------------------------
                                                         1996             1997             1996             1997
                                                    -----------------------------------------------------------------
FULLY DILUTED:
Average shares outstanding                            6,072,000        7,265,000         6,072,000        7,231,000
Shares issuable on assumed exercise of
 dilutive options and warrants - based on the
 treasury stock method using the ending
 market price                                                            851,000                            708,000
                                                    ---------------------------------------------------------------
Totals                                                6,072,000        8,116,000         6,072,000        7,939,000
                                                    ===============================================================
Net income (loss)                                   $(1,257,138)      $1,108,405         $(220,346)      $1,931,815
                                                    ===============================================================
Net income (loss) per common share                       $(0.21)           $0.14            $(0.04)           $0.24
                                                    ===============================================================
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